===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              VALLEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [LOGO OF VALLEN APPEARS HERE]
                            13333 NORTHWEST FREEWAY
                             HOUSTON, TEXAS 77040

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 12, 1999

To the Shareholders of
 Vallen Corporation:

  The 1999 annual meeting of shareholders of Vallen Corporation, a Texas corporation (the "Company"), will be held in the Board Room on the Mezzanine level of Chase Bank of Texas, located at 707 Travis, Houston, Texas, on Tuesday, October 12, 1999, at 10:00 A.M., Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending May 31, 2000; and

    3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

  Shareholders of record as of the close of business on September 3, 1999 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                          Leighton J. Stephenson
                                          Secretary

Houston, Texas
September 13, 1999

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                         [LOGO OF VALLEN APPEARS HERE]
                            13333 NORTHWEST FREEWAY
                             HOUSTON, TEXAS 77040

                                PROXY STATEMENT

                   SOLICITATION AND REVOCABILITY OF PROXIES

  This proxy statement and the enclosed form of proxy are furnished on behalf of the Board of Directors for use in connection with the annual meeting of shareholders of Vallen Corporation (the "Company") to be held October 12, 1999, and any and all adjournments thereof. Such solicitation is being made by mail, commencing on or about September 13, 1999, and may also be made in person or by telephone or telecopy by officers, directors and regular employees of the Company. Arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in the solicitation of proxies will be borne by the Company.

  Any shareholder executing a proxy may revoke it at any time before it is used at the annual meeting by giving notice in writing to the Secretary of the Company, or by signing and delivering a proxy bearing a later date or voting in person at the annual meeting. All properly executed proxies received by the Company and not revoked will be voted at the annual meeting.

                                 VOTING RIGHTS

  Only shareholders of record of the Company's common stock ("Common Stock") at the close of business on September 3, 1999 are entitled to notice of and to vote at the annual meeting. At such date, there were 7,192,264 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors. In establishing the presence of a quorum, abstentions and broker non-votes will be included in the determination of the number of shares represented at the annual meeting. Abstentions will have the same effect as a vote against a proposal. Because they are not included in the tally of votes present, broker non-votes will not affect the outcome of any proposal (except those requiring the affirmative vote of a certain percentage of all outstanding shares of Common Stock, in which case broker non-votes will have the same effect as a vote against a proposal).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of the Company's common stock as of September 3, 1999 by (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each of the Company's directors and director nominees, (iii) by each of the executive officers named in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Each of the persons listed is believed to have sole power to vote and dispose of the shares shown below, unless otherwise noted.

                                                           Beneficial
                                                          Ownership(1)
                                                      ------------------------
                                                      Number of     Percentage
                  Beneficial Owner                     Shares        of Total
                  ----------------                    ---------     ----------
Leonard J. Bruce..................................... 4,079,412(2)    55.72%
 13333 Northwest Freeway
 Houston, Texas 77040
Royce & Associates, Inc./Royce Management Company....   766,020(3)    10.46%
 1414 Avenue of the Americas
 New York, New York 10019
Dimensional Fund Advisors, Inc.......................   500,200(3)     6.83%
 10 S. Wacker Drive
 Chicago, Illinois 60606
James W. Thompson....................................    71,631(4)        *
Robin R. Hutton......................................    49,214(5)        *
David G. Key.........................................    10,738(6)        *
Leighton J. Stephenson...............................     8,147(7)        *
David Dewey..........................................     9,000(8)        *
Kirby Attwell........................................     7,251(9)        *
John T. Myser........................................     6,451(10)       *
Robert W. Bruce......................................       173           *
Darvin M. Winick.....................................     5,901(9)        *
Directors and Executive Officers as a Group (9
 persons)............................................ 4,247,918       58.02%

--------
 * Less than 1% of the outstanding common stock.
(1) Determined on the basis of 7,192,264 shares outstanding, except that shares underlying options exercisable within 60 days are deemed outstanding for purposes of listing the number of shares owned by the above persons and calculating the percentage owned by holders thereof. Shares subject to such unexercised options were 5,001, 5,001, 5,001 and 128,668, respectively, for Messrs. Attwell, Winick, Myser and directors and executive officers as a group.
(2) Includes 4,067,412shares held by Bruce Partners Ltd., a Texas Partnership of which Mr. Bruce is a general partner, and 12,000 shares purchasable upon the exercise of outstanding options exercisable within 60 days of September 3, 1999.
(3) Information based on the most recent Schedule 13G report.
(4) Includes 66,666 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(5) Includes 14,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(6) Includes 10,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(7) Includes 6,666 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(8) Includes 6,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(9) Includes 5,001 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.
(10) Includes 3,334 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 3, 1999.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Board of Directors consists of six members, all of whom have been nominated by the Board of Directors for re-election at the annual meeting. Directors are elected by a plurality vote of the shares of Common Stock represented at the annual meeting and entitled to vote. Each director will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the annual meeting or any adjournment thereof for the election of the nominees listed in the following table. The Board of Directors believes that each nominee will be willing and able to serve. However, if any such person is unable to serve for good cause, or unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Company's Board of Directors.

                                    Other Positions and Offices Currently Held
                           Director     With the Company (and Other Current
         Name          Age  Since       Principal Occupation, if Different)
         ----          --- -------- ------------------------------------------
Leonard J. Bruce......  79   1960   Chairman of the Board; Member, Compensation
                                     Committee
James W. Thompson.....  48   1994   President and Chief Executive Officer
Robert W. Bruce.......  43   1998   Director, Vallen Knowledge Systems Group
Kirby Attwell.........  63   1978   Member, Audit and Compensation Committees
                                     (Vice-President of Travis International,
                                     Inc.)
John T. Myser.........  64   1997   Member, Compensation Committee (Retired
                                     Group Vice President, 3M Company)
Darvin M. Winick......  69   1984   Member, Audit and Compensation Committees
                                     (President of Winick Consultants)

  Mr. Leonard J. Bruce, who has 51 years of experience in safety equipment distribution, founded the Company in 1947. He has been Chairman of the Board of Directors since 1960. Mr. Bruce is the father of Robert W. Bruce, Director of the Vallen Knowledge Systems Group and a member of the Board.

  Mr. Thompson joined the Company in June of 1994 as President and Chief Operating Officer of Vallen Safety Supply Company. He was named President and Chief Executive Officer in January of 1995. He was formerly employed by Westburne Supply Company of Naperville, Illinois as Senior Group Vice President, and prior to that he was with Westinghouse Electric Supply Company for 18 years.

  Mr. Robert W. Bruce was appointed as a director by action of the Board effective August 19, 1998. He is currently the director of the Vallen Knowledge Systems Group of Vallen Safety Supply Company and has been employed in various capacities by the Company since 1978. He is the son of Leonard J. Bruce, Chairman of the Company's Board of Directors.

  Mr. Attwell is Vice-President of Travis International, Inc., a holding company for industrial distribution operations, where he has been a senior executive since January 1987.

  Mr. Myser was appointed as a director by action of the Board effective December 18, 1997. He is currently an Executive Fellow at the University of St. Thomas, Minneapolis, MN, and is a retired group vice president at 3M Company, where his career covered 35 years.

  Dr. Winick has been President of Winick Consultants, or its related management consulting firms, since 1981.

  The Board of Directors held six meetings during the fiscal year ended May 31, 1999. During the last fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors or committees on which he served during the period for which he was a director or committee member.

  The Company has a Compensation Committee and an Audit Committee. The Compensation Committee, which administers the Company's employee stock option plan, the employee stock purchase plan and the annual incentive compensation plan, and which makes base salary and bonus incentive recommendations, met one time during the year ended May 31, 1999. The Audit Committee reviews the reports of the Company's independent auditors and met once during the year ended May 31, 1999. The current members of the Compensation Committee are Messrs. Attwell, Bruce, Myser and Winick and the members of the Audit Committee are Messrs. Attwell and Winick.

  Each non-employee director of the Company is entitled to receive an annual retainer of $20,000 plus $1,500 for each board and committee meeting attended which is not on the same date as the annual shareholders' meeting. Outside directors also receive options under the 1993 Non-Employee Director Stock Option Plan. On the date of each annual meeting of the shareholders of the Company, each outside director then in office who did not previously receive a grant of options under the Director Plan is automatically granted options to purchase 5,001 shares of Common Stock, with such options vesting and becoming exercisable as to 1,667 shares on each annual anniversary of the grant date. The exercise price of each option is the average last reported sales price of the Common Stock on the NASDAQ Stock Market for the last five trading days (on which sales have occurred) preceding and including the date of grant.

                     MANAGEMENT COMPENSATION AND BENEFITS

Summary Compensation Table

  The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the five other most highly paid executive officers for each of the years in the three-year period ended May 31, 1999. Mr. Robert W. Bruce was not an executive officer of the Company at the end of the 1999 fiscal year; however, he was elected to the Company's Board of Directors in 1998.

                                                             LONG TERM
                               ANNUAL COMPENSATION(1)       COMPENSATION
                         ---------------------------------- ------------
                                                             SECURITIES
   NAME AND PRINCIPAL                          OTHER ANNUAL  UNDERLYING     ALL OTHER
        POSITION         YEAR  SALARY   BONUS  COMPENSATION   OPTIONS    COMPENSATION(2)
   ------------------    ---- -------- ------- ------------ ------------ ---------------
Leonard J. Bruce........ 1999 $300,000 $    --    $  681           --        $7,174
 Chairman of             1998  265,000 149,279     4,846           --        12,919
 the Board               1997  253,750  19,693     5,229       18,000        10,742
James W. Thompson....... 1999 $250,000 $    --    $2,663       33,000        $6,575
 President and Chief     1998  207,584 149,279     3,002           --         9,804
 Executive Officer       1997  203,000  25,267     2,615           --         8,364
Robin R. Hutton......... 1999 $100,000 $    --    $4,198           --        $4,624
 Executive Vice          1998  122,850  13,008     2,794           --         6,675
 President, Sales        1997  145,700  11,947     2,030           --         7,101
David G. Key............ 1999 $148,220 $26,717    $1,908        9,000        $5,539
 Vice President and      1998  135,000  56,700     2,250           --            --
  General Manager,       1997  127,940   2,906     2,417       15,000            --
 Encon Safety Products
  Company
Leighton J. Stephenson.. 1999 $122,917 $    --    $   --        5,000        $3,537
 Vice President,         1998  110,156  57,302        --           --         5,183
 Secretary and Treasurer 1997  107,265   8,736        --           --         3,930
David H. Dewey(3)....... 1999 $110,250 $    --    $1,908        5,000        $5,539
 Vice President          1998  100,000  21,000     2,067           --         5,360
                         1997   99,392  15,236     1,960           --         6,136

--------
(1) For each year, the incremental cost to the Company of personal benefits provided to each of the executive officers did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.
(2) The amounts shown were accrued in respect of the Company's payments to its profit-sharing plan and the Company's contributory funding of the related 401(k) Plan, in which most Company employees are eligible to participate.
(3) Mr. Dewey became Vice President of Vallen Corporation effective April 9,
    1998.

EMPLOYMENT AGREEMENT

  Effective January 1, 1995, Mr. James W. Thompson was named President and Chief Executive Officer of Vallen Corporation. When Mr. Thompson was named President and Chief Operating Officer of Vallen Safety Supply Company in June 1994, he entered into an employment agreement that, as amended, provides for a minimum base salary, inclusion in the Company's incentive plans, and an option to purchase 100,000 shares of Common Stock at an exercise price of $12.75 (the closing stock price on June 6, 1994 was $11.75). The agreement also contains provisions regarding termination of employment conditions which could result in acceleration of the vesting of the 100,000 options and Mr. Thompson's being paid a severance amount equal to his annual base salary, or twice his annual base salary, depending upon the conditions of termination. In

September 1998, the Company and Mr. Thompson amended the employment agreement to provide for a minimum base salary of $250,000 (effective June 1, 1998), to include "Change in Control," termination by the Company without "Cause" or termination by Mr. Thompson for "Good Reason" (all as defined therein) as events that accelerate the vesting of his initial 100,000 options, and to include termination of the agreement by Mr. Thompson for "Good Reason" as an event that triggers a severance payment. "Good Reason" was defined to allow Mr. Thompson to terminate his employment at any time within the six months following the 1999 annual meeting of shareholders; provided that he gives notice to the Company and continues to perform his duties for up to six months as a transition period following such notice. As of the date of this proxy statement, the Company has not received any such notice.

Stock Option Grants, Exercises and Holdings

  As discussed below under "--Report of the Compensation Committee," in September 1998, the Compensation Committee and the Board of Directors approved certain changes to the compensation arrangements for both the Company's CEO, Mr. Thompson, and other key employees. In connection with these changes, Mr. Thompson was granted options under the 1985 Stock Option Plan for Key Employees for 33,000 shares of Common Stock at an exercise price of $18.75 per share (the mean between the highest and lowest sales price on the date of grant), with vesting of one-third of such options on June 1 of each of 2001, 2002 and 2003. These options have a 10-year term, and vesting is accelerated upon a "Change in Control" (as defined therein). In addition, the Company committed to grant Mr. Thompson future options under the plan for a total of 100,000 shares of Common Stock over the next four years, by means of a separate grant for 25,000 shares occurring following the end of each fiscal year in 1999-2002. The option exercise price for each grant will be the fair market value on the date of grant, and vesting will only occur upon the achievement of certain levels of (basic) earnings per share within three-year time frames.

  Certain other key employees of the Company (excluding Mr. Leonard J. Bruce) were also granted options under the plan for an aggregate of 33,000 shares of Common Stock on the same terms as Mr. Thompson's grant, and the Company also committed to grant future options under the plan to such persons for a total of 100,000 shares over the current and succeeding four years (on similar vesting terms as Mr. Thompson's future grants, with the addition of an additional one year holding period following achievement of the earnings targets).

  Options granted in prior years have vesting terms based upon the attainment of specified fiscal year net earnings per share levels achieved. As of May 31, 1998, vesting was achieved for 2/3 of such options granted to Executive Officers, based upon a level of $1.41 (basic) earnings per share level achieved for the year. No vesting of additional options occurred for fiscal 1999, as the Company did not meet the level of (basic) earnings per share that would trigger such vesting. All options remaining outstanding to Executive Officers as of February 19, 2003 will vest and become exercisable whether or not the specified goals are attained, provided such optionees are then currently employed by the Company.

Stock Option Grants, Exercises and Holdings

  Stock options to purchase 86,000 shares of Common Stock were granted to management level employees under the 1985 Stock Option Plan for Key Employees during the year ended May 31, 1999. Vesting of 66,000 of the options granted will be effective one-third each on June 1, 2001, 2002 and 2003. Vesting of 20,000 of the options granted is dependent upon the attainment of specific fiscal year net earnings per share levels. If the specified earning per share levels are not met at the end of ten years following the date of grant, they will lapse, and would not be exercisable thereafter.

  Set forth below is information relating to stock options granted the executive officers during the 1999 fiscal year.

Option Grants in Last Fiscal Year

                                                                               Potential
                                                                           Realizable Value
                                                                           At Assumed Annual
                                                                            Rates of Stock
                                                                                 Price
                                                                           Appreciation for
                                       Individual Grants(1)                   Option Term
                         ------------------------------------------------- -----------------
                                        Percent of
                           Number of      Total
                          Securities   Options/SARs
                          Underlying    Granted to  Exercise of
                         Options/SAR's Employee in     Base     Expiration
          Name            Granted(#)   Fiscal Year  Price($/Sh)    Date     5%($)    10%($)
          ----           ------------- ------------ ----------- ---------- -------- --------
Leonard J. Bruce........        --           --           --          --         --       --
James W. Thompson.......    33,000         38.4%      $18.75     9/10/08   $389,070 $986,040
Robin R. Hutton.........        --           --           --          --         --       --
David G. Key............     9,000         10.5%      $18.75     9/10/08    106,110  268,920
Leighton J. Stephenson..     5,000          5.8%      $18.75     9/10/08     58,950  149,400
David H. Dewey..........     5,000          5.8%      $18.75     9/10/08     58,950  149,400

--------
(1) 20,000 of the options granted in the fiscal year beginning with 1999 as follows:
  (a) if the 1999 (basic) earnings per common share (adjusted if necessary to exclude and sales of assets not in the ordinary course of business) of at least $1.61.
  (b) should the Company not attain the 1999 (basic) earnings per share (as adjusted) level noted above, then if the 2000 fiscal year (basic) earnings per share added to the 1999 fiscal year (basic) earnings per share cumulatively equal $3.46.
  (c) should the Company not attain the cumulative 1999 and 2000 (basic) earnings per share (as adjusted) level noted in (b) above, then if the 2001 fiscal year (basic) earnings per share added to the combined 1999 and 2000 fiscal years basic earnings per share cumulatively equal $5.59.

  Set forth below is information relating to stock options exercised by the executive officers during the fiscal year and the number of shares of Common Stock covered by, and the value of outstanding stock options held by them at May 31, 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

                                                  Shares Covered by       Value of Unexercised
                                               Unexercised Options at    In-The-Money Options at
                           Shares                   May 31, 1999             May 31, 1999(1)
                         Acquired on  Value   ------------------------- -------------------------
                          Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
Leonard J. Bruce........      --        --      12,000        6,000      $      0      $    0
James W. Thompson.......      --        --      66,666       66,334       266,664           0
Robin R. Hutton.........      --        --      14,000        7,000         7,000           0
David G. Key............      --        --      10,000       14,000             0           0
Leighton J. Stephenson..      --        --       6,666        8,334         3,333           0
David H. Dewey..........      --        --       6,000        8,000         3,000           0

--------
(1) The amounts shown on the differences between the per share stock option exercise prices and the closing price of Company common stock on May 28, 1999 (last trading date in fiscal 1999) of $16.25 per share as reported by The NASDAQ Stock Market, multiplied by the number of shares covered by the unexercised stock options.

Report of the Compensation Committee

  The Compensation Committee of the Board of Directors is composed of three outside directors and the Company's Chairman and majority shareholder. The Compensation Committee establishes compensation policies for its executive officers, and the three outside directors grant and set the terms of awards under the Company's stock option plan.

  Compensation Philosophy. The Company seeks to offer competitive compensation programs that retain, motivate and reward executives and which are focused toward achievement of increased shareholder value and Company performance objectives. During each fiscal year, the executive compensation program consists of base salary, an annual bonus incentive plan based upon Company financial performance and a Company stock options program designed to provide long-term incentives. Bonuses for executives and certain key employees are awarded taking into consideration the Company's overall performance for the year, including return on average shareholder equity, increase in net sales, gross profit margins and increase in earnings per common share. The Compensation Committee does not assign specific weights to any of the factors it considers when determining the Company's overall performance for the year.

  The Compensation Committee takes into account various quantitative and qualitative indicators of corporate and individual performance in determining the level of compensation of its executive officers. While the Compensation Committee considers such corporate performance measures as net income, earnings per common share, return on average common stockholders' equity and return on average total assets, the Compensation Committee does not apply any specific, quantitative formula in making decisions as to base compensation. Increases in the base compensation of particular executive officers may vary within a target range as defined for specific positions, or may, on occasion, be outside the target range, depending upon the Compensation Committee's evaluations of the individual's work performance.

  The Committee made limited discretionary bonus awards to executive officers other than Mr. Thompson for fiscal 1999. For fiscal 2000, the Committee has established a formula whereby executive officers can earn up to 100% of their base salary as a bonus should the Company attain certain internal targets related to (basic) earnings per share and return on equity.

  The Compensation Committee believes that the grant of stock options to its executives aligns the interests of the executives with the interests of the shareholders by providing a direct correlation between an increase in shareholder value and executive compensation. The Compensation Committee periodically grants and sets the terms of stock option awards. Options were granted during the year ended May 31, 1999. As described above under "--Stock Option Grants, Exercises and Holdings," the Compensation Committee and Board of Directors approved certain current and future option grants in September 1998 representing an aggregate of 266,000 shares of Common Stock.

  Chief Executive Officer Compensation.

  In September 1998, the Compensation Committee (with ratification and approval by the Board) approved certain changes to Mr. Thompson's compensation. In recognition of the Company's improved operating performance in the 1998 fiscal year, his minimum base salary pursuant to his employment agreement was increased to $250,000 from $210,000. In order to ensure his continued service to the Company over the next several years and to provide incentives for his actions to continually improve the Company's performance, Mr. Thompson was granted additional equity interests in the Company. A restricted stock grant of 20,000 shares of Common Stock provides for such shares to vest on the earlier of June 1, 2003 or the termination of Mr. Thompson's employment agreement by the Company without "Cause" or by him for "Good Reason" (both as defined in the agreement). Mr. Thompson was also granted options under the 1985 Stock Option Plan for Key Employees for 33,000 shares of Common Stock, and the Company committed to grant Mr. Thompson future options under the plan for a total of 100,000 shares of Common Stock over the next four years, all as described above under "--Stock Option Grants, Exercises and Holdings." As described above under "--Employment Agreement," certain provisions of Mr. Thompson's employment agreement were amended in connection with the changes in his compensation structure.

  The Committee has established a bonus formula for Mr. Thompson, based upon achieving minimum levels of (basic) earnings per share and return on equity, but no bonus award was made to Mr. Thompson for fiscal year 1999 because such targets were not met. If the Company's internal targets are achieved for fiscal 2000, Mr. Thompson's bonus would equal 100% of his salary.

                     THE COMPENSATION COMMITTEE
                     Darvin Winick, Chairman
                     Kirby Attwell
                     Leonard J. Bruce
                     John. T. Myser

Compensation Committee Interlocks and Insider Participation

  Mr. Leonard J. Bruce, who is a member of the Compensation Committee, is the Company's Chairman of the Board.

                               PERFORMANCE GRAPH

               COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,
                        INDUSTRY INDEX AND BROAD MARKET



                              [GRAPH APPEARS HERE]

                                                   Fiscal Year Ending
                                         ---------------------------------------
                Company                  1994  1995   1996   1997   1998   1999
                -------                  ---- ------ ------ ------ ------ ------
 Vallen Corporation..................... 100  140.43 172.34 155.32 176.60 138.30
 Industry Index (SIC Code #508)*........ 100   98.71 138.00 146.15 167.61 105.05
 Broad Market (Russell 2000 Index)**.... 100  110.30 150.04 160.49 194.55 187.80
 Broad Market (Media General Index)**... 100  113.95 147.59 180.48 233.61 271.43

                     ASSUMES $100 INVESTED ON JUNE 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAY 31, 1999

 * This index consists of machinery, equipment and supplies distributors from Standard Industry Classification (SIC) Code #508.
** The Russell 2000 Index is a broad market index of NASDAQ, NYSE and AMEX issues for companies with market capitalizations in a range that includes Vallen Corporation. Last year's proxy statment presented the Media General Composite Index, a broad market index of 8,000 NASDAQ, NYSE and AMEX issues that includes many companies with much larger market capitalizations than Vallen. The trend line for this index is included for comparison purposes.

               PROPOSAL NO. 2--SELECTION OF INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP were independent auditors of the Company for the year ended May 31, 1999. The Board of Directors has appointed KPMG Peat Marwick as auditors of the Company for the year ending May 31, 2000. A representative of KPMG Peat Marwick will be present at the annual meeting to make a statement if he desires and to respond to appropriate questions.

  Management recommends that the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending May 31, 2000, be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the annual meeting or any adjournment thereof. A majority adverse vote will be considered as a direction to the Board of Directors to select other auditors in the following year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company believes that all directors, officers and ten percent holders of outstanding Common Stock filed all beneficial ownership reports on a timely basis during fiscal 1999, except that Mr. Robert Bruce and Mr. Myser, directors of the Company, and Mr. Dewey and Mr. Key, executive officers, each filed his initial report after the due date.

                                 OTHER MATTERS

  As of this date, management is not aware that any other matters are to be presented for action at the annual meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the annual meeting.

                           PROPOSALS BY SHAREHOLDERS

  Shareholders desiring to present proposals at the 2000 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement, must submit their proposals to the Company at its principal executive officers so as to be received no later than May 13, 2000.

                                          By order of the Board of Directors,

                                          Leighton J. Stephenson
                                          Secretary

September 13, 1999
Houston, Texas

  A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM THE COMPANY UPON WRITTEN REQUEST TO LEIGHTON
J. STEPHENSON, VICE PRESIDENT, SECRETARY AND TREASURER, P. O. BOX 3587, HOUSTON, TEXAS 77253-3587.

PROXY                         VALLEN CORPORATION                       PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 12, 1999

     The undersigned hereby appoints Leonard J. Bruce, James W. Thompson and Leighton J. Stephenson, or any of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Vallen Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on Tuesday, October 12, 1998 in the Board Room on the Mezzanine level of Chase
Bank Building, 707 Travis, Houston, Texas at 10:00 A.M., Houston time, and at any adjournment thereof.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF                            Please mark
NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS                           your votes as  [X]
SET FORTH.                                                                                                indicated in
                                                                                                          this example

1. Election of Directors                   Nominees: LEONARD J. BRUCE, ROBERT W. BRUCE,
      FOR all nominees     WITHHOLD        JOHN T. MYSER, JAMES W. THOMPSON, DARVIN M.
    listed to the right    AUTHORITY       WINICK AND KIRBY ATTWELL.
     (except as marked   to vote for all
     to the contrary).   nominees listed   INSTRUCTION: To withhold authority to vote for
                          to the right     any one or more individual nominee, write such
           [_]                [_]          nominee's name on the line provided below.

                                           ----------------------------------------------
2. Ratification and approval of the appointment of           3. In their discretion, upon such other matters as may come before the
   KPMG Peat Marwick LLP as independent auditors                meeting or any adjournment thereof. All as described in the Notice
   for the fiscal year ending May 31, 2000.                     of Annual Meeting of Shareholders and Proxy Statement, receipt of
      FOR     AGAINST     ABSTAIN                               which is hereby acknowledged.
      [_]       [_]         [_]

                                                                        ___    Please sign exactly as name appears on your stock
                                                                           |   certificate. When signing as executor, administrator,
                                                                               trustee or other representative, please sign your
                                                                               full title. All joint owners should sign.

                                                                               Dated:___________________________________, 1999

                                                                               _______________________________________________

                                                                               _______________________________________________
                                                                                        Signature(s) of Shareholder(s)

                                                                               PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE